Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of this 15th day of September 2014, by and between UNILIFE CORPORATION (“Unilife”) and Ramin Mojdehbakhsh, Ph.D. (“Mojdeh”).

WHEREAS, Unilife and Mojdeh have entered into an employment agreement, dated as of July 1, 2012 (the “Agreement”), as amended by agreement dated September 12, 2013, in connection with Mojdeh’s employment by Unilife; and

WHEREAS, Unilife and Mojdeh desire to amend the term of the Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	The first sentence of Section 1 of the Agreement is deleted in its entirety and replaced with the following. Other than this first sentence of Section 1, Section 1 shall remain unchanged:

“This Agreement shall be effective as of the date of this agreement and shall expire on December 31, 2019.”

2.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement. All other provisions of the Agreement not amended by this Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

UNILIFE CORPORATION:		Ramin Mojdehbakhsh, Ph.D.:

By:	/s/ John C. Ryan	/s/ Ramin Mojdehbakhsh
John C. Ryan
Senior Vice President, General Counsel and Secretary